CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Registration Statement on Form 10-SB of our report on the financial statements of Imperial Consolidated Capital (an exploration stage company) dated February 27, 2004.

/s/ Dohan and Company, CPA’s

Miami, Florida

February 14, 2005